Jeffrey A. Nichols
Attorney at Law

February 12, 2009

Sierra Ventures, Inc.
C/O Ian Jackson, President
1685 H Street, #155
Blaine, WA 98230

Dear Mr. Jackson:

You have requested my law office to provide an opinion, for the benefit of Sierra Ventures, Inc., a Wyoming company (the “Company”), its shareholders, and its stock transfer agent, as to the ability of its shareholders to be able to sell outstanding shares of the Company without further registration under the Securities Act of 1933 (the “Act”), and, as to the ability of the transfer agent to issue the associated share certificates without legend or restriction. For the purposes of this letter we have reviewed the securities laws of the state of Wyoming but not the laws of other states nor any legends or contractual restrictions of the transfer of the shares. Such state laws, legends, or contracts may impact this opinion.

In providing my opinion, the following factors have been considered and examined:

1. The present corporate status of the Company;

2. The adequacy and timeliness of the Company’s public information to be made available and distributed by the Company, and whether such information will be made “Publicly available”;

3. The tradability of the Company’s Shares in interstate commerce under the Act pursuant to the rules and regulations promulgated thereunder.

The law covered herein is limited to the federal law of the United States and state law of Wyoming.

FACTS AND HISTORY

In rendering this opinion, I have considered such matters of law and of fact, and relied upon such certificates and other information furnished to me, as I have deemed appropriate as a basis to form the opinions set forth below. Among the information relied upon and documents examined are the Company’s Articles of Incorporation, Bylaws, Minutes of Shareholders and Board of Directors Meetings, financial statements, current shareholders list, SEC filings, miscellaneous correspondence, and various conversations with management of the Company.

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290

Sierra Ventures, Inc.
February 12, 2009

In connection with the opinions stated in this letter and the representations made to me by the Company, I have assumed the truth of the following factual matters, among others, specifically represented to me by the current President of the Company. We have assumed that no person or entity has engaged in fraud or misrepresentations relating to, or the execution or delivery of, the documents reviewed. In the event any of the facts are different from those represented, and upon which we relied, the opinions set forth may be inaccurate and unreliable. Based upon my review of the aforementioned documents and information, the following facts are set forth:

1. On April 11, 2006, Sierra Ventures, Inc. was incorporated under the laws of the State of Wyoming. The Company has an authorized capitalization of two-hundred-million (200,000,000) shares of common stock with par value of $0.001.

2. On October 31, 2006, pursuant to action taken by the Board of Directors, the Company authorized the issuance of its common stock pursuant to section 4(2) of the Act and Rule 144, promulgated under the Act, as follows: Ian Jackson, the sole Officer and Director of the Company, was issued 6,000,000 shares of common stock at a price of $0.001 per share (for total consideration of $6,000.00) as an affiliated shareholder. (the “Rule 144 Affiliate Shares”).

3. During November, 2006, pursuant to action taken by the Board of Directors under Rule 504 of Regulation D, the Company completed its first sale and issuance of common share to persons other than officers and directors. The Company sold nine-hundred-thousand (900,000) shares of common stock to four (4) shareholders, at an issuance price of $0.01 per share (for total consideration of $9,000.00) . The Company’s acceptance of the associated subscription documents and authorization of the issuance of said shares took place November 30, 2006. At the time these shares were authorized for issuance by the Company, none of the shareholders was an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company (the “Reg-D Non-Affiliate Shares”).

4. Pursuant to action of the Board of Directors, the Company authorized the sale of up to two-million (2,000,000) shares of its common stock, at a price of $0.05 per share pursuant to a Registered SB-2 Offering, promulgated under the Act. On or about October 11, 2007, the Company filed a FORM SB-2 with the Securities and Exchange Commission to register the sale of these shares. The Company mistakenly concluded the SB-2 filing became effective on or about December 10, 2007. Between December 10, 2007 and May 30, 2008 the Company sold two-million (2,000,000) shares of common stock to 30 shareholders, at an issuance price of $0.05 per share (for total consideration of $100,000.00) .. The Company’s acceptance of the associated subscription documents and the authorization of the issuance of said shares took place on May 30, 2008. At the time these shares were authorized for issuance by the Company, none of the shareholders was an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company (the “SB-2

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290

Sierra Ventures, Inc.
February 12, 2009

Shares”).

5. Pursuant to action of the Board of Directors, the Company authorized the registration for sale of up to nine-hundred-thousand (900,000) shares of the previously issued Reg-D Non-Affiliate Shares, by the registered shareholders, pursuant to the filing of a Registration Statement SB-2, promulgated under the Act. On or about October 11, 2007, the Company filed a FORM SB-2 with the Securities and Exchange Commission to register the sale of these shares, which SB-2 filing the Company and the selling shareholders mistakenly believed became effective on or about December 10, 2007. Between December 10, 2007 and May 30, 2008, the selling shareholders sold 100% of their share holdings, or nine-hundred-thousand (900,000) shares, to four (4) other parties by way of the SB-2 registration statement. (the “Re-sold Reg-D Non-Affiliate Shares”)

6. Subsequent to the issuance and sale of the shares noted in factual statements #4 and #5 above, the Company learned by way of conversations with the SEC that the Company had erred in its assumption that the FORM SB-2 had become effective by passage of time and that the shares had therefore been sold without the benefit of an effective Registration. Further, it was concluded based upon the facts of the sales, no exemption from registration requirements was available. Therefore, the Company has filed its Registered Rescission Offering FORM S-1 (the “Registration Statement”) in order to rectify the situation. In effect, the shareholders who purchased shares from the Company (the SB-2 Shares) or the Selling Shareholders (the Re-sold Reg-D Non-Affiliate Shares) will be offered the opportunity to sell their shares back to the selling party, either the Company or the Selling Shareholders as the case may be, at the price they paid for the shares plus interest. Further, upon the date of a designated effective date for the Registration Statement, the shares being registered under the Registration Statement (the 2,000,000 shares sold by the Company to 30 shareholders (the SB-2 Shares) and the 900,000 shares sold by selling shareholder to 4 shareholders (the Re-sold Reg-D Non-Affiliate Shares)) will become registered shares qualified for resale. (the

“Registered Rescission FORM S-1 Shares”)

THE LAW

Section 5 of the Securities Act of 1933 (the “Act”) prohibits the sale of any security, unless a Registration Statement is in effect.

Section 4 of the Act provides several transactional exemptions to the registration requirements of Section 5, as do certain rules and regulations promulgated under the Act. Section 4(1) of the Act exempts from registration those transactions not involving an issuer, underwriter or dealer. The burden of proof is upon those claiming the exemption to show they are not an issuer, underwriter, or dealer. Section 4(2) of the Act exempts from registration “transactions by an issuer not involving any public offering.”

Section 2(4) of the Act defines “issuer” as including “every person who issues or proposes to issue any security.” An issuer is subject to the registration requirements of the Act whenever it makes an

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290

Sierra Ventures, Inc.
February 12, 2009

“original distribution” of its securities to the public.

Section 2(11) of the Act defines “underwriter” as “any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with the distribution of any securities.” An underwriter is therefore any person who either purchases securities from an issuer with the intent toward distribution or a person who actually sells securities for an issuer in connection with the issuer’s public distribution.

Rule 144 promulgated under the Act provides guidelines for the sale of securities by an affiliate or controlling person of the issuer, or the sale of “restricted securities” by any person.

Rule 405 of the Act defines “control” as “possession, direct of indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” FORM SB-2 was adopted by the SEC as a simplified registration statement form for use by small business issuers, defined as a United States or Canadian issuer that had less than $25 million in revenues in its last fiscal year, provided that the value of its outstanding securities in the hands of the public is no more than $25 million. Form SB-2 permits the registered offering of an unlimited dollar amount of securities by any small business issuer. Shares issued or registered under such a registration statement are deemed free of trading restrictions absent other restrictions under Rule 144. The availability of FORM SB-2 has been discontinued.

FORM S-1 is a registration statement form for use by qualified issuers that permits the registered offering of an unlimited dollar amount of securities. Shares issued or registered under such a registration statement are deemed free of trading restrictions absent other restrictions under Rule 144.

CORPORATE STATUS AND CAPACITY

Upon my review of certain corporate documents, it is my opinion that the Company is validly organized and presently existing in good standing under the laws of the State of Wyoming with a validly constituted Board of Directors. The Board of Directors has the capacity and authority to enter into contracts on behalf of and binding upon the Company for any lawful purpose, subject only to the provision that any agreement of merger, consolidation, or exchange of shares that would effectively transfer the control of the Company, be ratified by a majority of the then outstanding shares of the Company’s capital stock.

It is my further opinion that the above referenced Rule 144 Affiliate Shares and the Reg-D Non-Affiliate Shares were initially issued by the Company in separate and/or isolated transactions and did not involve a public offering nor was there any evidence of a chain of transactions creating a public distribution. The circumstances of the issuance of these Shares established that the Company was exempt from the registration requirements of Section 5 of the Act by reason of the provisions of

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290

Sierra Ventures, Inc.
February 12, 2009

Section 4(2) thereof, and the rules, regulations and interpretive releases of the Securities and Exchange Commission (the “Commission”) then in effect. No evidence was discovered that any issuance or transfer of the Shares was part of any public offering or plan of distribution requiring registration under the Act.

It is concluded that the 2,000,000 shares issued by the Company to 30 shareholders (the SB-2 Shares) and the 900,000 shares sold to four shareholders by selling shareholders (the Re-sold Reg-D Non-Affiliate Shares) under the mistaken impression the SB-2 registration statement had become effective through the passage of time were not validly registered for public sale under the rules, regulations and interpretive releases of the Securities and Exchange Commission (the “Commission”) then in effect and, further, that no exemption from registration existed for the issuance and sale of those shares. In order to rectify this issue, the Company has filed its Registration Statement to properly register the effected shares for sale in interstate commerce and to offer the purchasers of the shares an opportunity to sale their shares back to the selling party at the price they paid for the shares plus interest.

COMPANY’S PUBLIC INFORMATION

The management of the Company has stated that an Information and Disclosure Statement has been written and provided by the Company to the NASD, which contains and constitutes “adequate and current” information with respect to the Company within the meaning of those terms as they are used in and defined by paragraph c of Rule 144 under the Act. Specifically, the Information and Disclosure Statement contains and provides the information concerning the Company that is specified by clauses (l) to (xiv), inclusive, and clause (xvi) of paragraph (5) of Rule 15c2-11 under the Exchange Act.

It is my opinion, based on the representations of the Company, that said information will be, prior to the use of this letter, made “publicly available” within the meaning of those terms as they are used in and defined by paragraph (c) of Rule 144, and applicable Interpretive Releases of the Commission. There is no specific formula for determining the “public availability” question, but it does appear that in order to be assured that information concerning itself will be considered to be publicly available, an issuer should do that which is reasonably possible and calculated to insure than anyone who contemplates either purchasing or selling their securities can easily gain access to the information. Therefore, it is important to note that my opinion is based upon the following;

1.           I have assured myself that by the time this letter is used, the Company will have made available to its shareholders copies of the Information and Disclosure Statement with all attached exhibits;

2.           The Information and Disclosure Statement will contain the Company’s representation that copies thereof will be furnished to interested securities broker-dealers upon request;

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290

Sierra Ventures, Inc.
February 12, 2009

3.           The Company has or will furnish copies of its Information and Disclosure Statement together with, and in support of, its application for such publication to the National Association of Securities Dealer, Inc. Assuming that a quotation is published, and further assuming that persons who are contemplating the purchase or sale of the Company’s securities contact a broker-dealer, and that the “submitting broker-dealer” would be in compliance with the provisions of Rule 15c2-11 (a)(5), such broker-dealer would hence have the information in question and be obligated to make said information reasonably available upon request;

4.           The Company has represented that it intends to hereafter make information concerning itself available on a continuous and ongoing basis through the issuance of timely (in light of any subsequent material transactions), periodic reports to not only its shareholders and broker-dealers who may become market makers in its Shares, but also to financial and statistical services and any other person whom the Company becomes aware may be interested.

5.           The Company is a reporting company required to file regular 10Q and 10K reports with the SEC, which will be readily available to the public on the SEC’s EDGAR database system.

In light of all of the foregoing, it is my conclusion that the Company will do all that it can reasonably do and which is calculated to assure that the information concerning itself is accessible without undue effort to anyone interested, and hence, that the information respecting the Company contained in its Information and Disclosure Statement is “publicly available.”

TRADABILITY OF COMPANY’S ISSUED AND OUTSTANDING SHARES

RULE 144 AFFILIATE SHARES

It is my opinion that of the Company’s outstanding shares, the 6,000,000 owned by Ian Jackson (the Rule 144 Affiliate Shares) are restricted from resale in the public market. It should be noted that Mr. Jackson is currently an Officer and a Director of the Company and owns ten percent (10%) or more of the outstanding Shares.

REGISTER RESCISSION FORM S-1 SHARES

It is my opinion that of the Company’s outstanding shares, those 2,000,000 shares issued by the Company to 30 shareholders (the SB-2 Shares) and those 900,000 shares sold by selling shareholders to four (4) shareholders (the Re-sold Reg-D Non-affiliate shares) in an unregistered and non-exempt manner under the mistaken belief that a filed FORM SB-2 had become effective by way of the passage of time are, upon the effective date of the Registration Statement, to be deemed free from restriction in trading in interstate commerce. Further, these shares are to be deemed legally issued, fully paid, and non-assessable. Therefore, the Company’s stock transfer agent may issue the associated share certificates without legend or restriction.

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290

Sierra Ventures, Inc.
February 12, 2009

SCOPE OF THE OPINION

This opinion is expressly based upon the facts stated herein, and may not be relied upon in the event that other facts, not presently known by me, should come to light.

Because it is consistent with the rational of the Act that Section 4(1) be interpreted to permit only trading transactions as distinguished from a market distribution, caution should be exercised by the Company, and any person relying upon this opinion in the event that it should appear that a person or group of persons acting in concert is offering relatively large numbers of shares in relation to the entire trading market.

Opinion letters of counsel are not binding upon the Commission, nor the courts, and to the extent that persons relying upon this letter may have knowledge of facts or circumstances which are contrary to those upon which this opinion is based, then the opinion would not be applicable.

The various statutory provisions, along with interpretations thereunder made by administrative authorities in courts having jurisdiction over such matters on which the foregoing opinion is based, are subject to change from time to time. The opinions and conclusions expressed herein are based in part upon the facts as previously stated that have been provided by the Company, without any independent verification.

No opinion is expressed with respect to any federal or state law not expressly referenced herein. In particular, and without limiting the generality of the foregoing, no opinion is given with respect to any secondary trading exemption under the laws of any individual state other than Wyoming. No opinion is expressed with respect to any federal or state statute or regulation with which a broker-dealer trading the Shares must comply.

Yours truly,

Jeffrey A. Nichols
Attorney at Law

811 6th Avenue, Lewiston, ID 83501	Phone: 415.314.9088	Fax: 800.778.3290